                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                      Dated: February 4, 2003

                                  WAM Acquisition GP, Inc.
                                    for itself and as general partner of
                                    LIBERTY WANGER ASSET
                                    MANAGEMENT, L.P.

                                  By: /s/ Bruce H. Lauer
                                      -----------------------------------------
                                          Bruce H. Lauer
                                          Senior Vice President and Secretary

                                  LIBERTY ACORN TRUST

                                  By: /s/ Bruce H. Lauer
                                      -----------------------------------------
                                          Bruce H. Lauer
                                          Vice President, Treasurer and
                                          Secretary

                               Page 10 of 10 Pages